Exhibit 99.1

For Immediate Release

Ditech Networks Reports Q2 FY09 Financial Results

Mountain View, California, November 20, 2008 - Ditech Networks, Inc. (Nasdaq: DITC) reported results for its fiscal 2009 second quarter ended October 31, 2008. Revenues for the second quarter were $4.1 million, a decrease of $2.5 million, or 38%, from revenues of $6.6 million in the same quarter of the prior fiscal year and a decrease of $0.4 million, or 9%, from revenues of $4.5 million in the first quarter of fiscal 2009.

GAAP net loss for the fiscal 2009 second quarter was $7.0 million, a decrease compared to the GAAP net loss of $5.4 million in the same quarter of the prior fiscal year and flat compared to the GAAP net loss of $7.0 million in the first quarter of fiscal 2009.

“In the current market environment we are focused on managing our voice quality business to maintain the opportunities we have while carefully managing our operating expenses,” said Todd Simpson, Ditech’s president and CEO.  “In parallel, we are judiciously investing in licensing VQA for the Bluetooth market, and building out our software to support our vision of always-on voice services - services designed to allow our customers to deploy incremental, revenue-generating voice applications.”

Ditech Networks will discuss its fiscal 2009 second quarter financial results and its outlook in today’s conference call (see details later in this release).

Second Quarter Fiscal 2009 GAAP Results

•                  Net loss for the second quarter of fiscal 2009 of $7.0 million compared to net loss of $5.4 million in the same quarter in the prior fiscal year.

•                  Fully diluted net loss per share of $0.27, compared to fully diluted net loss per share of $0.18 in the same quarter in the prior fiscal year.

Second Quarter Fiscal 2009 Non-GAAP Results

•                  Non-GAAP net loss for the second quarter of fiscal 2009 of $5.3 million compared to non-GAAP net loss of $3.4 million in the same quarter in the prior fiscal year.

•                  Non-GAAP fully diluted net loss per share of $0.20, compared to non-GAAP fully diluted net loss per share of $0.11 in the same quarter in the prior fiscal year.

A reconciliation of the non-GAAP to GAAP financial measures presented above is included at the end of this press release. These non-GAAP financial measures exclude the effect of stock-based compensation expense, the expense related to amortization of intangible assets, the expense of severance and restructuring costs and the tax effects of the excluded amounts.

Third Quarter Fiscal 2009 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects fiscal 2009 third quarter revenues to be similar to the levels experienced in each of the first two quarters of fiscal 2009.  Ditech Networks expects gross margins to approximate 50%. Operating expenses, including an estimated $0.9 million of stock-based compensation and restructuring related expenses, are expected to be approximately $6.9 - $7.2 million.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2009 second quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0923. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 967871. The replay will be available three hours after the call is complete until Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks is shaping the future of voice quality through continuous innovation and leadership for the world’s communications companies. Ditech’s voice quality solutions are deployed in wireless and wireline networks to optimize the call experience. By delivering consistent, dependable voice quality, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, China Unicom, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Ditech Networks is a registered trademark of Ditech Networks, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ third quarter fiscal 2009 projected financial results, its ability to maintain opportunities while carefully managing operating expenses, and its goal of building software to support its vision regarding always-on services, are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; shipment of products Ditech Networks expects to ship before the end of the third quarter of fiscal 2009 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products due to unexpected reasons; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with Ditech Networks’ products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ VQA trials to customer orders would limit VQA revenue; Ditech Networks  uses various sales channels and depending on channel, may cause operating expenses to exceed projected levels; Ditech Networks ability to pursue revenue growth may require additional spending which may exceed projected operating expenses; the cost savings measures that Ditech Networks has implemented may not meet Ditech Networks’ expectations of cost reduction or ability to maintain opportunities due to unforeseen reasons; the risks inherent in developing new products, such as its current vision regarding always-on services;  as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended July 31, 2008 (filed September 8, 2008 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets. The non-GAAP financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                  Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•                  Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                  Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•                  Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
415-984-1970	650-623-1309

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31,	April 30,
	2008	2008

Assets
Cash, cash equivalents and investments	$56,454	$65,661
Accounts receivable, net	1,900	5,294
Inventories	13,720	13,692
Property and equipment, net	4,570	5,493
Purchased intangibles	90	139
Other assets	1,234	851
Total Assets	$77,968	$91,130

Liabilities and Stockholders’ Equity
Accounts payable	$2,300	$2,130
Accrued expenses	4,067	5,447
Deferred revenue	1,372	1,274
Income taxes payable	210	229

Total Liabilities	7,949	9,080

Stockholders’ equity	70,019	82,050

Total Liabilities and Stockholders’ Equity	$77,968	$91,130

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Six Month Periods Ended October 31, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2007	2008	2007

Revenue	$4,122	$6,637	$8,654	$20,659

Cost of goods sold	2,129	4,411	4,499	9,094

Gross profit	1,993	2,226	4,155	11,565

Operating expenses:
Sales and marketing	3,061	5,185	6,626	10,477
Research and development	3,422	5,394	6,849	10,445
General and administrative	2,100	2,861	4,155	5,359
Amortization of purchased intangibles	24	246	48	492

Total operating expenses	8,607	13,686	17,678	26,773

Loss from operations	(6,614)	(11,460)	(13,523)	(15,208)

Other income (loss), net	(253)	1,515	(331)	3,161

Loss before provision (benefit) for income taxes	(6,867)	(9,945)	(13,854)	(12,047)

Provision (benefit) for income taxes	97	(4,532)	136	(5,631)

Net loss	$(6,964)	$(5,413)	$(13,990)	$(6,416)

Basic net loss per share:	$(0.27)	$(0.18)	$(0.54)	$(0.20)
Diluted net loss per share	$(0.27)	$(0.18)	$(0.54)	$(0.20)

Weighted shares used in per share calculation:
Basic	26,060	30,533	26,048	31,727
Diluted	26,060	30,533	26,048	31,727

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$57	$79	$152	$198
Sales and marketing	245	373	387	974
Research and development	144	276	374	723
General and administrative	280	560	508	760
Total	$726	$1,288	$1,421	$2,655

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Six Month Periods Ended October 31, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2007	2008	2007

GAAP gross profit	$1,993	$2,226	$4,155	$11,565
Add back severance and restructuring costs	31	65	31	65
Add back stock-based compensation	57	79	152	198
Non-GAAP gross profit	$2,081	$2,370	$4,338	$11,828

GAAP gross margin	48.4%	33.5%	48.0%	56.0%
Add back severance and restructuring costs	0.7%	1.0%	0.4%	0.3%
Add back stock-based compensation	1.4%	1.2%	1.7%	1.0%
Non-GAAP gross margin	50.5%	35.7%	50.1%	57.3%

GAAP sales and marketing expense	$3,061	$5,185	$6,626	$10,477
Deduct severance and restructuring costs	(234)	(230)	(234)	(230)
Deduct stock-based compensation	(245)	(373)	(387)	(974)
Non-GAAP sales and marketing expense	$2,582	$4,582	$6,005	$9,273

GAAP research and development expense	$3,422	$5,394	$6,849	$10,445
Deduct severance and restructuring costs	(243)	(894)	(243)	(894)
Deduct stock-based compensation	(144)	(276)	(374)	(723)
Non-GAAP research and development expense	$3,035	$4,224	$6,232	$8,828

GAAP general and administrative expense	$2,100	$2,861	$4,155	$5,359
Deduct severance and restructuring costs	(374)	(524)	(374)	(524)
Deduct stock-based compensation	(280)	(560)	(508)	(760)
Non-GAAP general and administrative expense	$1,446	$1,777	$3,273	$4,075

GAAP total operating expenses	$8,607	$13,686	$17,678	$26,773
Deduct:
Severance and restructuring costs	(851)	(1,648)	(851)	(1,648)
Stock-based compensation expense	(669)	(1,209)	(1,269)	(2,457)
Amortization of purchased intangibles	(24)	(246)	(48)	(492)
Non-GAAP total operating expenses	$7,063	$10,583	$15,510	$22,176

GAAP loss from operations	$(6,614)	$(11,460)	$(13,523)	$(15,208)
Addback severance and restructuring costs, stock-based compensation expense and amortization of purchased intangibles	1,632	3,247	2,351	4,860
Non-GAAP loss from operations	$(4,982)	$(8,213)	$(11,172)	$(10,348)

GAAP loss before provision (benefit) for income taxes	$(6,867)	$(9,945)	$(13,854)	$(12,047)
Addback severance and restructuring costs, stock-based compensation expense and amortization of purchased intangibles	1,632	3,247	2,351	4,860

Non-GAAP loss before provision (benefit) for income taxes	$(5,235)	$(6,698)	$(11,503)	$(7,187)

GAAP provision (benefit) for income taxes	$97	$(4,532)	$136	$(5,631)
Addback tax valuation allowance and the tax impact of eliminating severance and restructuring costs, stock-based compensation expense and amortization of purchased intangibles	—	1,187	—	1,875
Non-GAAP provision (benefit) for income taxes	$97	$(3,345)	$136	$(3,756)

GAAP net loss	$(6,964)	$(5,413)	$(13,990)	$(6,416)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	1,632	2,060	2,351	2,985
Non-GAAP net loss	$(5,332)	$(3,353)	$(11,639)	$(3,431)

GAAP diluted net loss per share	$(0.27)	$(0.18)	$(0.54)	$(0.20)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	0.07	0.07	0.09	0.09
Non-GAAP diluted net loss per share	$(0.20)	$(0.11)	$(0.45)	$(0.11)

Shares used in computing net loss per share
Diluted-GAAP	26,060	30,533	26,048	31,727
Diluted-Non-GAAP	26,060	30,533	26,048	31,727